Exhibit 2.2

EXECUTION VERSION

AMENDMENT NO. 1
TO

STOCK AND ASSET PURCHASE AGREEMENT

This Amendment No. 1 to Stock and Asset Purchase Agreement (this “Amendment”), dated as of February 15, 2010, is entered into by and among Solvay SA, a company organized under the Laws of Belgium (“Seller Parent”), Stock Sellers and Asset Sellers (collectively with Seller Parent and Stock Sellers, “Sellers”), on the one hand, and Abbott Laboratories, an Illinois corporation (“Buyer Parent”), Stock Buyers and Asset Buyers (collectively with Buyer Parent and Stock Buyers, “Buyers”), on the other hand.

RECITALS

WHEREAS, Buyers and Sellers entered into that certain Stock and Asset Purchase Agreement, dated as of September 26, 2009 (as amended from time to time, the “SAPA”);

WHEREAS, following the execution of the SAPA, (i) Abbott Luxembourg assigned its rights under the SAPA to acquire the Sodufa Shares to Abbott Holdings Luxembourg S.à r.l. Dutch S.C.S., a company organized under the Laws of Luxembourg and an Affiliate of Abbott Luxembourg (“Abbott Dutch SCS”) and (ii) Abbott Overseas assigned its rights under the SAPA to acquire the SPML Shares to Abbott Holdings Luxembourg S.à r.l. Swiss S.C.S., a company organized under the Laws of Luxembourg and an Affiliate of Abbott Overseas (“Abbott Swiss SCS”);

WHEREAS, the Parties have agreed that Abbott Dutch SCS will acquire from CICC and Nafta the Transferred Intercompany Loans (as defined below) and the CICC/Sodufa Balance (as defined below) and, as a result thereof, the portions of the Initial Purchase Price allocated to the Sodufa Shares and the SPML Shares will be reduced by the consideration to be paid by Abbott Dutch SCS for the Transferred Intercompany Loans and the CICC/Sodufa Balance; and

WHEREAS, the Parties hereto now desire to amend the SAPA in accordance with Section 12.6 of the SAPA as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.             Amendments.

1.1           Section 1.1.  The following definition is added to Section 1.1 of the SAPA before the definition of “Abbott Luxembourg”:

““Abbott Dutch SCS” means Abbott Holdings Luxembourg S.à r.l. Dutch S.C.S., a company organized under the Laws of Luxembourg.”

1.2           Section 1.1.  The following definition is added to Section 1.1 of the SAPA between the definition of “Abbott Overseas” and the definition of “Aceon/Luvox Investigations”:

““Abbott Swiss SCS” means Abbott Holdings Luxembourg S.à r.l. Swiss S.C.S., a company organized under the Laws of Luxembourg.”

1.3           Assigned Parties.  The SAPA is hereby amended by replacing (i) any reference to “Abbott Overseas” with “Abbott Swiss SCS” and (ii) any reference to “Abbott Luxembourg” with “Abbott Dutch SCS”.

1.4           Section 1.1.  The definition of “Cash” in Section 1.1 of the SAPA is hereby amended and restated in its entirety as follows:

““Cash” means, with respect to a Person, the amount of cash, cash equivalents and liquid investments on hand or credited to any account open in the name of such Person with a third party financial institution (plus all uncollected bank deposits, accrued interest and less all outstanding checks); provided, that, with respect to Solvay India, the amount of “Cash” will be sixty-eight and nine-tenths percent (68.9%) of the cash, cash equivalents and liquid investments on hand or credited to any account open in the name of Solvay India with a third party financial institution (plus all uncollected bank deposits, accrued interest and less all outstanding checks).  It is agreed and understood that “Cash” will not include any portions of the CICC-Nafta/Sodufa Net Receivable Amount.”

1.5           Section 1.1             The definition of “Financial Indebtedness” in Section 1.1 of the SAPA is hereby amended and restated in its entirety as follows:

““Financial Indebtedness” of any Person means, without duplication, other than any Intragroup Payables, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses (including capital lease obligations), (c) all indebtedness of others referred to in clauses (a) and (b) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance, other than Permitted Encumbrances, upon or in property

(including Receivables or Contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness and (d) agreements, undertakings or arrangements by which such Person guarantees, endorses or otherwise becomes or is contingently liable for the indebtedness referred to in clauses (a) and (b) above of any other Person; provided, that, with respect to Solvay India, the amount of Financial Indebtedness will be sixty-eight and nine-tenths percent (68.9%) of the Financial Indebtedness owed by Solvay India.  It is agreed and understood that “Financial Indebtedness” will not include (i) any portions of the CICC-Nafta/Sodufa Net Receivable Amount or (ii) any Intercompany Factoring Receivables relating to third party customer invoices and any Intercompany Factoring Payables.”

1.6           Section 1.1             The definition of “Net Working Capital” in Section 1.1 of the SAPA is hereby amended and restated in its entirety as follows:

““Net Working Capital” means (a) all current assets of the Consolidated Sold Companies (including current prepaid assets and current Receivables net of allowances for doubtful accounts) arising in the Ordinary Course of Business minus (b) all current Liabilities (including Liabilities for Taxes) of the Consolidated Sold Companies, in all cases as of the Close of Business on the Closing Date and determined on a consolidated basis in accordance with the principles set forth on Schedule 2.9(a)(ii) and, to the extent not inconsistent with such principles, in accordance with IFRS Standards applied on a basis consistent with the 2008 Audited Financial Statements and the Unaudited Financial Statements with respect to the Consolidated Sold Companies; provided, however, that Net Working Capital will not include (i) any Cash and Financial Indebtedness included in the calculation of Net Cash, (ii) any portions of the CICC-Nafta/Sodufa Net Receivable Amount and (iii) other than any Intercompany Factoring Receivables supported by a third party customer invoice, any intercompany receivables or intercompany payables that arose from transactions between the Consolidated Sold Companies, on the one hand, and the Sellers or any of their Affiliates, on the other hand.  It is agreed and understood that any Intercompany Factoring Receivables supported by a third party customer invoice or trade payables with a third party assigned by a Consolidated Sold Company or a Seller to CICC and/or Nafta that have not yet been settled are part of the Net Working Capital.  Schedule 1.1(f) sets forth an example of the calculation of the Net Working Capital.”

1.7           Section 1.1.  The following definition is added to Section 1.1 of the SAPA between the definition of “Transfer Taxes” and the definition of “Transferred Subsidiaries”:

““Transferred Intercompany Loans” means, collectively, the Intercompany Loans and Non-Pharma Loans set forth on Schedule 5.5(a).”

1.8           Section 1.1             The definition of “Stock Buyers” in Section 1.1 of the SAPA is hereby amended and restated in its entirety as follows:

““Stock Buyers” means, collectively or individually, (a) Abbott Dutch

SCS, and/or (b) Abbott Swiss SCS.”

1.9           Section 2.1(a).  Section 2.1(a) of the SAPA is hereby amended and restated in its entirety as follows:

“(a)         At the Closing, and subject to the terms and conditions set forth in this Agreement, (i) first, CICC and Nafta will sell, convey, assign and transfer to Abbott Dutch SCS, and Abbott Dutch SCS will purchase, acquire and assume, all of CICC’s and Nafta’s right, title and interest in and to, and all of CICC’s and Nafta’s obligations under, the Transferred Intercompany Loans and the CICC/Sodufa Balance (collectively, the “CICC-Nafta/Sodufa Net Receivable Amount”), free and clear of all Encumbrances, (ii) second, Terlin will sell, convey, assign and transfer to Abbott Swiss SCS, and Abbott Swiss SCS will purchase and acquire, all of Terlin’s right, title and interest in and to the SPML Shares, free and clear of all Encumbrances and (iii) third, Solvay Pharmaceuticals Belgium will sell, convey, assign and transfer to Abbott Dutch SCS, and Abbott Dutch SCS will purchase and acquire, all of Solvay Pharmaceuticals Belgium’s right, title and interest in and to the Sodufa Shares, free and clear of all Encumbrances.”

1.10         Section 2.5(b).  Section 2.5(b) of the SAPA is hereby amended and restated in its entirety as follows:

“(b)         The Parties agree that: (i) Abbott Dutch SCS will pay to Solvay Pharmaceuticals Belgium the portion of the Initial Purchase Price allocated to the Sodufa Shares in Schedule 2.10; (ii) Abbott Swiss SCS will pay to Terlin the portion of the Initial Purchase Price allocated to the SPML Shares in Schedule 2.10; (iii) the Taiwan Asset Buyer will pay €2,000,000 to the Taiwan Asset Seller, which amounts will be paid in New Taiwan Dollars at the then prevailing spot currency exchange rate as published by the Wall Street Journal two (2) Business Days prior to the Closing Date; (iv) the Chinese Asset Buyer will pay €6,000,000 locally to the Chinese Asset Seller by wire transfer of immediately available funds in Chinese Renminbi at the then prevailing spot currency exchange rate as published by the Wall Street Journal two (2) Business Days prior to the Closing Date; and (v) Abbott Dutch SCS will pay to CICC and Nafta the portions of the Initial Purchase Price allocated to the CICC-Nafta/Sodufa Net Receivable Amount in Schedule 2.10.”

1.11         Section 2.8(a)(i).  Section 2.8(a)(i) of the SAPA is hereby amended and restated in its entirety as follows:

“(i)          (A) first, with respect to the SPML Shares, stock certificates evidencing the SPML Shares to be sold by Terlin duly endorsed in blank, or accompanied by stock powers duly executed in blank, or such other instruments of assignment required under Swiss Law to effect the transfer of the SPML Shares to Abbott Swiss SCS (along with a true and correct copy of certified resolutions of the board of directors of SPML approving Abbott Swiss SCS as a new shareholder of SPML), and (B) then, with respect to the Sodufa Shares, a notarial deed jointly executed by Solvay Pharmaceuticals Belgium and Abbott Dutch SCS required under Dutch Law to effect the transfer of the

Sodufa Shares to Abbott Dutch SCS;”

1.12         Section 2.8(a)(ii).  Section 2.8(a)(ii) of the SAPA is hereby amended and restated in its entirety as follows:

“(ii)         (A) each Transfer Document to which a Seller is a party duly executed by the applicable Sellers (other than Transfer Documents relating to any Deferred Local Closing which will be delivered on the date of the relevant Deferred Local Closing) and (B) such instruments of assignment between CICC and/or Nafta on the one hand, and Abbott Dutch SCS, on the other hand, in form and substance reasonably satisfactory to Buyers, as may be reasonably necessary or advisable under the Laws of the relevant jurisdiction to effect the transfer of the CICC-Nafta/Sodufa Net Receivable Amount to Abbott Dutch SCS (the “CICC-Nafta/Sodufa Net Receivable Amount Transfer Documents”), in each case duly executed by CICC and/or Nafta, as applicable;”

1.13         Section 2.8(b)(iii).  Section 2.8(b)(iii) of the SAPA is hereby amended and restated in its entirety as follows:

“(iii)        (A) each Transfer Document to which a Buyer is a party duly executed by the applicable Buyers (other than Transfer Documents relating to any Deferred Local Closing which will be delivered on the date of the relevant Deferred Local Closing) and (B) the CICC-Nafta/Sodufa Net Receivable Amount Transfer Documents, in each case duly executed by Abbott Dutch SCS;”

1.14         Section 2.10(a).  The first sentence of Section 2.10(a) of the SAPA is hereby amended and restated in its entirety as follows:

“Schedule 2.10 sets forth the allocation of the Initial Purchase Price among the Acquired Assets, the SPML Shares, the Sodufa Shares and the CICC-Nafta/Sodufa Net Receivable Amount.”

1.15         Section 5.5.  Section 5.5 of the SAPA is hereby amended and restated as follows:

“(a)         Schedule 5.5(a) contains a true and complete list of all internal funding or borrowing from Seller Parent or any of its Affiliates (other than a Sold Company) to any Sold Company (including amounts, currency, interest rate and due dates) as of the date of this Agreement, which Schedule 5.5(a) has been updated prior to the Closing Date to reflect all internal funding or borrowing from Seller Parent or any of its Affiliates (other than a Sold Company) to any Sold Company (including amounts, currency, interest rate and due dates) as of the Closing Date (the “Intercompany Loans”).

(b)           Schedule 5.5(b)(i) contains a true and complete list of the positive balance or the negative balance shown on the statements of the internal financial group account that each Sold Company maintains with Seller Parent or any of its Affiliates

(other than a Sold Company) as of August 31, 2009, which Schedule has been updated prior to the Closing Date to reflect the balances existing as of January 31, 2010.  Sellers agree and acknowledge that (i) prior to the Close of Business on the Closing Date, any and all positive or negative balances in the internal financial group accounts maintained by each of the Sold Companies (other than Sodufa) with CICC, Nafta and/or any of their Affiliates (other than the Sold Companies) have been transferred to Sodufa and (ii) at the Close of Business on the Closing Date, Sodufa will be the only Sold Company with any positive or negative balance in the internal financial group accounts maintained by each of the Sold Companies with CICC, Nafta and/or any of their Affiliates (other than the Sold Companies) (such balance of Sodufa being, the “CICC/Sodufa Balance”).

(c)           [Intentionally Omitted]

(d)           Schedule 5.5(a) further contains a true and complete list of all internal funding or borrowing from a Sold Company to Seller Parent or any of its Affiliates (other than a Sold Company) (including amounts, currency, interest rate and due dates) as of the date of this Agreement, which Schedule 5.5(a) has been updated prior to the Closing Date to reflect all internal funding or borrowing from a Sold Company to Seller Parent or any of its Affiliates (other than a Sold Company) (including amounts, currency, interest rate and due dates) as of Closing Date (the “Non-Pharma Loans”).

(e)           Prior to the Closing, the Seller Parent has delivered to Buyer Parent a certificate setting forth (i) the net outstanding balances of the Transferred Intercompany Loans as of the Closing Date and (ii) the amount of the CICC/Sodufa Balance as of January 31, 2010, which certificate is attached hereto as Schedule 5.5(e).  At the Closing, the Parties agree that Abbott Dutch SCS will acquire the Transferred Intercompany Loans and the CICC/Sodufa Balance in consideration for the amount allocated to the CICC-Nafta/Sodufa Net Receivable Amount in Schedule 2.10.  The Parties acknowledge that the portion of the CICC/Nafta Sodufa Net Receivable Amount allocated to the CICC/Sodufa Balance may not equal the amount of CICC/Sodufa Balance as of the Closing Date and that there will be no post-closing adjustment for any difference between the actual amount of the CICC/Sodufa Balance as of the Closing Date and the amount allocated to such CICC/Sodufa Balance.

(f)            Sellers agree that, immediately following the Close of Business on the Closing Date, there will be no positive or negative balances in the internal financial group accounts maintained by each of the Sold Companies (including Sodufa) with CICC, Nafta and/or any of their Affiliates (other than the Sold Companies) and there will be no amounts due from (or any Intercompany Loans or Non-Pharma Loans between): (i) a Sold Company to Seller Parent or any of its Affiliates (other than a Sold Company), or (ii) Seller Parent or any of its Affiliates (other than a Sold Company) to a Sold Company.  No later than one (1) Business Day following the Closing, Seller Parent will deliver to Buyer Parent a final statement of the balances shown on the statements of the internal financial group account that each Sold Company maintained with Seller Parent or any of its Affiliates (other than a Sold Company) immediately following the Close of Business on the Closing Date showing that each of such accounts reflects that there is no remaining balance.

(g)           Buyers agree and acknowledge that, provided that Sellers have complied with their obligations under this Section 5.5 and that the Transferred Intercompany Loans and the CICC/Sodufa Balance have been transferred to Abbott Dutch SCS in accordance with the terms of this Agreement, immediately following the Close of Business on the Closing Date: (i) none of the Sold Companies will have any positive or negative balances in the internal financial group accounts maintained by each of the Sold Companies (including Sodufa) with CICC, Nafta and/or any of their Affiliates (other than the Sold Companies) and (ii) no amounts will be due to any of the Sold Companies (including Sodufa) under the Non-Pharma Loans or the CICC/Sodufa Balance.”

1.16         Section 5.7.  Section 5.7 of the SAPA is hereby amended and restated as follows:

“Section 5.7           Related Party Contracts.  Except as set forth on Schedule 5.7(a) or in the Transition Services Agreement, on the Closing Date, Sellers will, or will cause their Affiliates to, terminate each Related Party Contract without causing any Tax Liability on the part of the Sold Companies as a result thereof.”

1.17         Section 5.28.  Section 5.28 of the SAPA is hereby amended and restated as follows:

“(a)         Seller Parent agrees and covenants that, prior to the Closing, any intercompany arrangements involving the Unconsolidated Sold Companies were restructured so that all Intercompany Loans and all positive and negative balances in the internal financial group accounts maintained by any of the Unconsolidated Sold Companies with CICC, Nafta and/or any of their Affiliates (other than the Sold Companies) were transferred to Sodufa and all of such amounts are included in the CICC-Nafta/Sodufa Net Receivable Amount.

(b)           Seller Parent agrees and covenants that it will pay to Buyer Parent in cash the amount, if any, by which (i) the aggregate Financial Indebtedness of the Unconsolidated Sold Companies as of the Closing (including any penalties for prepayment in full of any Financial Indebtedness and any interest required to be paid on any such Financial Indebtedness which may not be immediately prepaid in full) exceeds the aggregate Cash of the Unconsolidated Sold Companies as of the Closing (the “Unconsolidated Sold Companies Net Cash Amount”).  Such payment will be made within five (5) Business Days of Buyer Parent notifying Seller Parent of such Unconsolidated Sold Companies Net Cash Amount by means of a wire transfer of immediately available funds in Euros to such accounts as directed by Buyer Parent.  It is agreed and understood that, for purposes of determining the Unconsolidated Sold Companies Net Cash Amount, “Cash” and “Financial Indebtedness” will not include any portions of the CICC-Nafta/Sodufa Net Receivable Amount.

(c)           Seller Parent agrees and covenants that, as of the Closing, the aggregate current liabilities (other than Financial Indebtedness) of the Unconsolidated Sold Companies will not exceed the aggregate current assets (other than Cash) of the Unconsolidated Sold Companies.”

1.18         Section 12.17.  Section 12.17 of the SAPA is hereby amended and restated as follows:

“All Exhibits and Schedules (including those schedules listed in Schedule 12.17 that were agreed upon by the Parties following the execution of the Agreement) referenced herein are incorporated herein by reference and are a part of this Agreement for all purposes.  Each page of the Agreement, Exhibits and Schedules, other than the last signature page of the Agreement, will be initialed, for identification purposes, by the Seller Parent and the Buyer Parent.  Acknowledging that Seller Parent and its Affiliates that are a party to this Agreement, on the one hand, and Buyer Parent and its Affiliates that are a party to this Agreement have the same economic interests under this Agreement, the Parties agree that only the pages, other than the last signature page, of the Agreements, Exhibits and Schedules delivered to Seller Parent and delivered to Buyer Parent will carry original initials, while the pages of the Agreements, Schedules and Exhibits delivered to the other Parties may carry photocopies of such initials.  Seller Parent herewith authorizes, with the right of substitution, Otto Grolig and Geert Verhoeven, to initial on its behalf, all pages of the Agreement, Exhibits and Schedules. Buyer Parent herewith authorizes, with the right of substitution, Thomas J. Dee to initial, on its behalf, all pages of the Agreement, Exhibits and Schedules.”

1.19         Section 1.2.  Section 1.2 of the SAPA is hereby amended by: (i) adding the terms “CICC/Sodufa Balance — 5.5(a)”, “CICC-Nafta/Sodufa Net Receivable Amount — 2.8(a)(i)” and “CICC-Nafta/Sodufa Net Receivable Amount Transfer Documents — 2.8(a)(ii)” between the terms “Change of Control Payments” and “Closing” and (ii) adding the term “Unconsolidated Sold Companies Net Cash Amount” between the terms “Unconsolidated Sold Companies” and “Unaudited Financial Statements”.

1.20         Exhibit A.  Exhibit A of the SAPA is hereby amended and restated in its entirety in the form set forth on Exhibit A to this Amendment.

1.21         Schedule 2.10.  Schedule 2.10 of the SAPA is hereby amended and restated in its entirety in the form set forth on Exhibit B to this Amendment.

1.22         Schedules 5.5(a) and 5.5(b)(i).  Schedules 5.5(a) and 5.5(b)(i) are hereby amended by adding the updated information in the form set forth on Exhibit C to this Amendment.

1.23         Schedules 5.5(e).  The schedules to the SAPA are hereby amended by adding Schedule 5.5(e) in the form set forth on Exhibit D to this Amendment.

1.24         The list of schedules of the SAPA are hereby amended by adding “Schedule 5.5(e) — CICC-Nafta/Sodufa Net Receivable Amount Certificate”.

2.             Incorporation of Schedules.  The Parties hereby agree that schedules listed in Schedule 12.17 of the Agreement that were agreed upon by the Parties following the execution of the Agreement and are attached hereto as Exhibit E are deemed incorporated in (and are a part of) the SAPA for all purposes.

3.             No Implied Amendments; Effective Date.  Except as amended herein, all terms and provisions contained in the SAPA shall remain in full force and effect.  Each of the parties hereto agrees that the amendments to the SAPA contained herein shall be effective upon the execution of this Amendment by each party hereto.  On and after the date hereof, each reference in the SAPA to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the SAPA shall mean the SAPA as amended by this Amendment.

4.             Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and may be delivered to the parties hereto by facsimile or electronic transmission, with such facsimile or electronic transmission to be considered final and effective.

5.             Defined Terms.  Capitalized terms used herein that are not otherwise defined shall have the meanings set forth in the SAPA.

6.             Governing Law.  This Amendment will be governed by and will be construed in accordance with the Laws of Belgium without regard to the conflicts of laws provisions thereof.

7.             Arbitration.  All controversies, disputes or claims arising out of or relating in any way to this Amendment, including any dispute as to the existence, validity, performance, breach or termination hereof or thereof, will be resolved by final and binding arbitration under the Rules of Arbitration of the International Chamber of Commerce which rules will be deemed to be incorporated into this Amendment, as modified by the provisions set forth on Schedule 12.10 of the SAPA.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

SOLVAY SA

By:	/s/ Dominique Dussard
Name:	Dominique Dussard
Title:	Group General Counsel

SOLVAY PHARMACEUTICALS SA

By:	/s/ Dominique Dussard
Name:	Dominique Dussard
Title:	Proxy holder

TERLIN B.V.

By:	/s/ Dominique Dussard
Name:	Dominique Dussard
Title:	Proxy holder

SOLVAY (SHANGHAI) CO. LTD

By:	/s/ Dominique Dussard
Name:	Dominique Dussard
Title:	Proxy holder

SOLVAY TAIWAN CO. LTD

By:	/s/ Dominique Dussard
Name:	Dominique Dussard
Title:	Proxy holder

[Signature Page to Amendment No. 1 to SAPA]

ABBOTT LABORATORIES

By:	/s/ Thomas C. Freyman
Name:	Thomas C. Freyman
Title:	Executive Vice President, Finance and Chief Financial Officer

ABBOTT HOLDINGS LUXEMBOURG SARL DUTCH S.C.S.

By:	/s/ Thomas C. Freyman
Name:	Thomas C. Freyman
Title:	Authorized Signatory

ABBOTT HOLDINGS LUXEMBOURG SARL SWISS S.C.S.

By:	/s/ Thomas C. Freyman
Name:	Thomas C. Freyman
Title:	Authorized Signatory

ABBOTT LABORATORIES SERVICES CORP.

By:	/s/ Thomas C. Freyman
Name:	Thomas C. Freyman
Title:	Authorized Signatory

ABBOTT LABORATORIES TRADING (SHANGHAI) CO., LTD.

By:	/s/ Thomas C. Freyman
Name:	Thomas C. Freyman
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to SAPA]

EXHIBIT A

EXHIBIT A

LIST OF SELLERS AND BUYERS

I.              Shares

Sodufa

Stock Seller: Solvay Pharmaceuticals SA

Stock Buyer: Abbott Holdings Luxembourg S.à r.l. Dutch S.C.S.

Solvay Pharmaceuticals Marketing & Licensing AG

Stock Seller: Terlin BV

Stock Buyer: Abbott Holdings Luxembourg S.à r.l. Swiss S.C.S.

II.            Acquired Assets and Assumed Liabilities

China

Chinese Asset Seller:  Solvay (Shanghai) Co. Ltd

Chinese Asset Buyer: Abbott Laboratories Trading (Shanghai) Co., Ltd.

Taiwan

Taiwan Asset Seller:  Solvay Taiwan Co. Ltd.

Taiwan Asset Buyer: Abbott Laboratories Services Corp.